                                                                      EXHIBIT 11
                                                                          PAGE 1

              ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                      COMPUTATION OF PRIMARY EARNINGS PER SHARE
        (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)

                                                                        NET
                                                        SHARES        INCOME
                                                        ------        ------
FOR THE THREE MONTHS ENDED
  SEPTEMBER  30, 1995

Net income                                                       $   6,327,000

Dividend requirements on Series B preferred stock                       -

Dividend requirements on Series C preferred stock                     (311,000)

Weighted average of outstanding shares of
  common stock                                      9,139,482           -

Effect of assumed exercise of outstanding
  stock options                                       328,793           -
                                                   -----------    -------------
                                                    9,468,275     $  6,016,000
                                                   -----------    -------------
                                                   -----------    -------------
Earnings per common share                                         $        .63
                                                                  -------------
                                                                  -------------

FOR THE NINE MONTHS ENDED
   SEPTEMBER 30, 1995

Net income                                                        $ 20,654,000

Dividend requirements on Series B preferred stock                     (267,000)

Dividend requirements on Series C preferred stock                     (933,000)

Weighted average of outstanding shares of
  common stock                                      9,121,982            -

Effect of assumed exercise of outstanding
  stock options                                       274,304               -
                                                   -----------    -------------

                                                    9,396,286     $ 19,454,000
                                                   -----------    -------------
                                                   -----------    -------------

Earnings per common share                                         $       2.07
                                                                  -------------
                                                                  -------------

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                                                                      EXHIBIT 11
                                                                          PAGE 2

              ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
        (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)



                                                                        NET
                                                       SHARES         INCOME
                                                       ------         ------
FOR THE THREE MONTHS ENDED
  SEPTEMBER 30, 1995

Net income                                                        $  6,327,000

Dividend requirements on Series B preferred stock                        -

Dividend requirements on Series C preferred stock                     (311,000)

Weighted average of outstanding shares of
  common stock                                       9,139,482           -

Effect of assumed exercise of outstanding
  stock options                                        328,793           -
                                                  ------------    -------------

                                                     9,468,275    $  6,016,000
                                                  ------------    -------------
                                                  ------------    -------------
 Earnings per common share                                        $        .63
                                                                  -------------
                                                                  -------------


FOR THE NINE MONTHS ENDED
  SEPTEMBER 30, 1995

Net income                                                        $ 20,654,000

Dividend requirements on Series B preferred stock                     (267,000)

Dividend requirements on Series C preferred stock                     (933,000)

Weighted average of outstanding shares of
  common stock                                       9,121,982           -

Effect of assumed exercise of outstanding
  stock options                                        327,801           -
                                                  ------------    -------------

                                                     9,449,783    $ 19,454,000
                                                  ------------    -------------
                                                  ------------    -------------

Earnings per common share                                         $       2.06
                                                                  -------------
                                                                  -------------